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EXHIBIT 21.1

                         Subsidiaries of TransPro, Inc.

The following sets forth a list of all the direct and indirect subsidiaries as of December 31, 2001 of Transpro, Inc., a Delaware corporation (the "Company"), and the State or other jurisdiction of incorporation or organization of each.

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
                                                                         JURISDICTION OF
                        NAME                                      INCORPORATION OR ORGANIZATION
-----------------------------------------------------     -----------------------------------------------
G&O Manufacturing Company, Inc.                                              Delaware
GO/DAN Industries, Inc.                                                      Delaware
GO/DAN de Mexico, SA de C.V.                                                  Mexico
Radiadores GDI, SA de C.V.                                                    Mexico
Transpro Indus Ltd.                                                         Mauritius
Ready Aire, Inc.                                                              Texas
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